Exhibit 4.13

SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
This SECOND AMENDMENT (this “Amendment”), dated as of June 3, 2019, is among TXU ENERGY RECEIVABLES COMPANY LLC, a Delaware limited liability company, as seller (the “Seller”), TXU ENERGY RETAIL COMPANY LLC, a Texas limited liability company (“TXU”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a national banking association (“CACIB”), as Administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), the PURCHASERS and PURCHASER AGENTS from time to time party to the Agreement (as defined below) and VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra”), as Performance Guarantor. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).
R E C I T A L S
WHEREAS, the parties hereto are parties to the Receivables Purchase Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
A G R E E M E N T
SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)    Section 4.3(a) of the Agreement is amended and restated in its entirety as follows:
(a)    On or prior to the Closing Date, the Seller shall have delivered to the Administrator a Lock-Box Agreement in respect of each Collection Account and the Concentration Account identified on Schedule II as of the Closing Date and delivered an original counterpart thereof to the Administrator. The Lock-Box Agreements for the Collection Accounts and the Concentration Account shall provide the Administrator with “control” within the meaning of Section 9-104 of the UCC over such Collection Accounts and Concentration Account. The Lock-Box Banks for the Collection Accounts (other than any Collection Account receiving Collections (either directly or by transfer directly from a related Lock-Box) on a Receivable originated by Dynegy Energy Services, LLC or Dynegy Energy Services (East), LLC) shall be directed by the Servicer to sweep all available funds therein on a daily basis to the Concentration

Account. The Seller shall not, and shall not permit any other Person to, attempt to terminate such automatic sweep feature or attempt to close the Concentration Account or any Collection Account unless the Collections directed to such Collection Account are redirected to another Collection Account subject to a Lock-Box Agreement. Notwithstanding the foregoing requirements of this Section 4.3(a), until June 28, 2019 (the “Collection Account Grace Period End Date”), Collections on Receivables originated by Dynegy Energy Services, LLC may be received into the Dynegy Account but only so long as all available Collections in such accounts are swept on a daily basis to the Concentration Account.
SECTION 2.     Conditions to Effectiveness.
This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to (i) the payment of any fees, costs and expenses due and payable to each Purchaser Agent under the Fee Letter and (ii) the condition precedent that the Administrator shall have received each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:
(a)    counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; and
(b)    such other documents, agreements, certificates, opinions and instruments as the Administrator may reasonably request prior to delivery by Administrator of an executed counterpart of this Amendment.
SECTION 3.     Representations and Warranties.
Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:
(a)    Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)    No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist and the Purchased Interest shall not exceed 100%.

SECTION 4.     Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.
SECTION 5.     Reaffirmation of Performance Guaranty. After giving effect to this Amendment and each of the other transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Vistra hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
SECTION 6.     Counterparts. This Amendment may be executed in any number of counterparts (including in PDF or similar electronic format by facsimile or e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
SECTION 7.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
SECTION 8.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
TXU ENERGY RECEIVABLES COMPANY LLC,
as Seller

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

TXU ENERGY RETAIL COMPANY LLC, in its individual capacity and as Servicer

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

VISTRA OPERATIONS COMPANY LLC, as Performance Guarantor

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Second Amendment to RPA]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrator

By: /s/ Michael Regan_________________
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Klepper__________________
Name: Roger Klepper
Title: Managing Director

[Signature Page to Second Amendment to RPA]

CACIB PURCHASER GROUP:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Purchaser Agent

By: /s/ Michael Regan_________________
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Klepper__________________
Name: Roger Klepper
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Committed Purchaser

By: /s/ Michael Regan_________________
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Klepper__________________
Name: Roger Klepper
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC,
as Conduit Purchaser

By: /s/ Michael Regan_________________
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Klepper__________________
Name: Roger Klepper
Title: Managing Director

[Signature Page to Second Amendment to RPA]

RBC PURCHASER GROUP:

ROYAL BANK OF CANADA, as Purchaser Agent

By: /s/ Veronica L. Gallagher______________
Name: Veronica L. Gallagher
Title: Authorized Signatory

ROYAL BANK OF CANADA, as Committed Purchaser

By: /s/ Veronica L. Gallagher______________
Name: Veronica L. Gallagher
Title: Authorized Signatory

By: /s/ Stephen A. Kuklinski______________
Name: Stephen A. Kuklinski
Title: Authorized Signatory

THUNDER BAY FUNDING, LLC,
as Conduit Purchaser

By: /s/ Veronica L. Gallagher______________
Name: Veronica L. Gallagher
Title: Authorized Signatory

[Signature Page to Second Amendment to RPA]